Exhibit 99.1

For additional information, contact: E.L. Spencer, Jr. President, CEO and Chairman of the Board (334) 821-9200

Press Release - April 8, 2008

AUBURN NATIONAL BANCORPORATION

AUTHORIZES STOCK REPURCHASE PROGRAM

AUBURN, Alabama – Auburn National Bancorporation, Inc. (NASDAQ: AUBN) announced today that the Company’s Board of Directors has authorized the repurchase from time to time, of up to 200,000 shares, or approximately 5.4% of the Company’s issued and outstanding common stock. The stock repurchases may be open-market or private purchases, negotiated transactions, block purchases, and otherwise. The Company may begin the repurchase of its shares at the conclusion of its current quarterly blackout period, which is anticipated to end mid to late April with the announcement of the Company’s 2008 first quarter earnings.

“Today’s announcement reflects our Board’s confidence in our current and future financial performance. At current market prices, we believe the stock repurchase program represents an attractive investment,” said E.L. Spencer, Jr., the Company’s President, CEO, and Chairman.

The Company is not required to acquire any specific number of shares and may suspend or terminate its share repurchases at any time. The amount and timing of the stock repurchases would be based on various factors, such as management’s assessment of the Company’s capital structure and liquidity, the market price of the Company common stock compared to management’s assessment of the stock’s underlying value, self-imposed blackout periods during which the Company and its insiders cannot trade in the Company’s common stock, and other applicable regulatory, legal and accounting factors.

In 2007, the Company repurchased approximately 62,000 shares of Auburn National Bancorporation common stock at an average price of approximately $26.01 per share. Market makers designated by NASDAQ as Select Market Makers for the Company’s stock are Sterne, Agee, & Leach, Inc. and Knight Equity Markets, L.P.

About Auburn National Bancorporation

Auburn National Bancorporation, Inc. (the “Company”) is the parent company of AuburnBank (the “Bank”), with total assets of approximately $689 million. The Bank is an Alabama state-chartered bank that is a member of the Federal Reserve System and has operated continuously since 1907. Both the Company and the Bank are headquartered in Auburn, Alabama. The Bank conducts its business in East Alabama, including Lee County and surrounding areas. The Bank operates full-service branches in Auburn, Opelika, Hurtsboro and Notasulga, Alabama. In-store branches are located in the Auburn and Opelika Kroger stores, as well as in the Wal-Mart SuperCenter stores in Auburn, Opelika, and Phenix City, Alabama. Mortgage loan offices are located in Phenix City, Valley, and Mountain Brook, Alabama. Additional information about the Company and the Bank may be found by visiting www.auburnbank.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, costs and revenues, economic conditions in our markets, credit quality conditions, and estimates of the value of our stock, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

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Forward-looking statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007, and otherwise in our SEC reports and filings.